                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LAUREL CAPITAL GROUP, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

                           LAUREL CAPITAL GROUP, INC.
                               2724 HARTS RUN ROAD
                        ALLISON PARK, PENNSYLVANIA 15101
                                 (412) 487-7404

                            NOTICE OF ANNUAL MEETING

                         TO BE HELD ON NOVEMBER 11, 1999


         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Laurel Capital Group, Inc. (the "Company") will be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 11, 1999 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect three directors for a term of three years or until their successors have been elected and qualified;

         (2) To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending June 30, 2000; and

         (3) To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on September 30, 1999 are entitled to notice of and to vote at the Annual Meeting.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ John A. Howard, Jr.
                                           ------------------------------------
                                           John A. Howard, Jr.
                                           Secretary


Allison Park, Pennsylvania
October  8, 1999



================================================================================

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

================================================================================

                           LAUREL CAPITAL GROUP, INC.

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS



         This Proxy Statement is furnished to the holders of common stock of Laurel Capital Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 11, 1999 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about October 8, 1999.

         Each proxy solicited hereby, if properly signed and returned to the Company, will be voted in accordance with the instructions contained therein if it is not revoked prior to its use. If no contrary instructions are given, each proxy received will be voted (i) for the election of the three nominees for director described herein, (ii) for the ratification of KPMG LLP as the Company's independent auditors for the year ending June 30, 2000, and (iii) upon such other matters as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by
(i) filing with the Secretary of the Company written notice thereof (John A. Howard, Jr., Secretary, Laurel Capital Group, Inc., 2724 Harts Run Road, Allison Park, Pennsylvania 15101), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Laurel Capital Group, Inc. is a bank holding company and the parent holding company for Laurel Savings Bank (the "Bank"), a Pennsylvania-chartered stock savings bank. The Company owns 100% of the Bank's common stock.


                        VOTING SECURITIES AND BENEFICIAL
                                OWNERSHIP THEREOF

         Only stockholders of record at the close of business on September 30, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,147,245 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company outstanding. The Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

         Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                        PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth information as of September 30, 1999 with respect to ownership of the Common Stock by the one entity which is known to the Company to be the beneficial owner of more than 5% of the Common Stock and by all directors and executive officers of the Company as a group. For information with respect to the beneficial ownership of Common Stock by individual directors, see "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

 Name and Address                                 Amount and Nature                        Percent
of Beneficial Owner                           of Beneficial Ownership(1)                  of Class(1)
-------------------                           --------------------------                  -----------

First Manhattan Company                               211,368                                9.84%
437 Madison Avenue
New York, New York  10022

All directors and executive
officers as a group (12 persons)                      351,868(2)                            16.39%


--------------

(1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission ("SEC") made pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and other information. The amounts and percentages reflect the stock splits declared and paid by the Company prior to the Voting Record Date. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within 60 days.

(2) Includes options covering 193,324 shares of Common Stock which are exercisable within 60 days of September 30, 1999. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."


               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company presently provide that the Board of Directors shall consist of seven members. The Company's Bylaws further provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. No director is related to any other director or any executive officer of the Company or the Bank by blood, marriage or adoption.

THE NOMINEES

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of all the nominees for director listed below. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee recommended by the Board of Directors. As of the date hereof, the Board of Directors knows of no reason why the persons listed below may not be able to serve as a director if elected.

         Article 7.F. of the Company's Articles of Incorporation provides that stockholders may submit nominations for election to the Board of Directors to the Secretary of the Company so that it is delivered or received no later than the close of business on the 60th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Article 7.F. also sets forth the required information in such notice of nomination. No nominations were submitted by stockholders in connection with the Annual Meeting.

         Nominees for director will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote.



           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2002



                                        POSITION WITH THE COMPANY                                 COMMON STOCK
                                        AND PRINCIPAL OCCUPATION                                  BENEFICIALLY
                                          DURING THE PAST FIVE                DIRECTOR             OWNED AS OF
     NAME                  AGE                   YEARS(1)                       SINCE         SEPTEMBER 30, 1999(2)(3)
     ----                  ---            --------------------                  -----         ------------------------
                                                                                                AMOUNT      PERCENTAGE
                                                                                                ------      ----------
Richard S. Hamilton         54    Director; President of AAA of West             1986           31,247        1.46%
                                  Penn/West Virginia, Pittsburgh,
                                  Pennsylvania.

J. Harold Norris            73    Director, retired; previously Department       1967           25,644        1.19% (4)
                                  Manager, Port Authority of Allegheny
                                  County, Pittsburgh, Pennsylvania.

Edwin R. Maus               57    Director; President and Chief Executive        1989           107,336       4.99% (5)
                                  Officer of the Company since 1992;
                                  President and Chief Executive Officer of
                                  the Bank since 1989; joined the Bank in
                                  1987 as Vice President of Operations.




                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                        NOMINEES BE ELECTED AS DIRECTORS.

MEMBERS OF THE BOARD CONTINUING IN OFFICE



                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

                                           POSITION WITH THE COMPANY                                    COMMON STOCK
                                            AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                              DURING THE PAST FIVE              DIRECTOR                 OWNED AS OF
      NAME                   AGE                     YEARS(1)                    SINCE             SEPTEMBER 30, 1999(2)(3)
      ----                   ---              --------------------               -----             ------------------------
                                                                                                    AMOUNT      PERCENTAGE
                                                                                                    ------      ----------

Harvey J. Haughton           86    Director; retired; previously Vice             1972              33,020       1.54% (6)
                                   President of Finance, Jones and Laughlin
                                   Steel Corporation, Pittsburgh,
                                   Pennsylvania.

Annette D. Ganassi           43    Director; President/                           1992               24,766       1.15%
                                   Owner of Annette
                                   Ganassi Oldsmobile,
                                   Pontiac, GMC Truck,
                                   Glenshaw,
                                   Pennsylvania.


                                              DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                         POSITION WITH THE COMPANY                                    COMMON STOCK
                                         AND PRINCIPAL OCCUPATION                                     BENEFICIALLY
                                           DURING THE PAST FIVE                   DIRECTOR             OWNED AS OF
          NAME              AGE                  YEARS(1)                          SINCE         SEPTEMBER 30, 1999(2)(3)
          ----              ---            --------------------                    -----         -------------------------
                                                                                                 AMOUNT         PERCENTAGE
                                                                                                 ------         ----------
Richard J. Cessar           70     Chairman of the Board since 1996;                1969         23,967          1.12% (7)
                                   retired; previously  Pennsylvania State
                                   legislator.

Arthur G. Borland           69     Director; retired; previously Secretary,         1986         22,454          1.05% (8)
                                   Oberg Manufacturing Company, Inc., a
                                   manufacturer of carbide stamping dyes,
                                   Freeport, Pennsylvania.


----------------------


(1) Unless otherwise noted, each director has held his or her currently listed position for the last five years.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(3) Under applicable regulations, a person is also deemed to have beneficial ownership of any shares which may be acquired within 60 days pursuant to the exercise of outstanding stock options. The amounts set forth in the table include shares which may be received upon exercise of stock options within 60 days of the Voting Record Date as follows: Mr. Maus, 69,660 shares; Ms. Ganassi, 13,248 shares; Mr. Hamilton 13,246 shares; Messrs. Borland and Cessar, 13,152 shares each; Mr. Norris 10,642 shares and Mr. Haughton 8,937 shares.

(4) Includes 12,492 shares owned jointly with Mr. Norris's spouse.

(5) Includes 28,144 shares owned jointly with Mr. Maus' spouse and 9,532 shares held in an IRA.

(6) Includes 24,083 shares held in trust for Mr. Haughton's spouse

(7) Includes 1,554 shares owned jointly with Mr. Cessar's spouse.

(8) Includes 5,788 shares owned jointly with Mr. Borland's children and 3,514 shares held in an IRA.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided with respect to executive officers of the Company and/or the Bank who are not also directors. There are no arrangements or understandings between the Company or the Bank and any person pursuant to which a person has been elected as an officer.

         RICHARD P. BRUCKMAN - Mr. Bruckman joined the Bank in 1964, has served in various positions with the Bank, including branch manager, and served as Vice President of Finance of the Bank from 1982 until June 1992 when he assumed the position of Vice President-Controller.

         JOHN A. HOWARD, JR. - Mr. Howard joined the Bank in July 1992 as Chief Financial Officer, was appointed a Vice President in August 1992, a Senior Vice President in July 1994 and Corporate Secretary/Treasurer in August 1994. Mr. Howard presently serves in the same capacities for the Company. From 1985 until July 1992, Mr. Howard served in various positions with Community Bancorp, Inc. and its wholly owned subsidiary, Community Savings Bank, Monroeville, Pennsylvania, including Controller, Chief Financial Officer and Senior Vice President.

         THOMAS A. WEBB - Mr. Webb joined the Bank in November 1998 as Vice President and Chief Lending Officer. From 1993 to 1998, Mr. Webb served as Vice President and Chief Lending Officer with Indiana First Savings Bank in Indiana, Pennsylvania. From 1991 to 1993, Mr. Webb served as Assistant Vice President, Consumer Lending of PNC Bank and from 1988 to 1991 served as Assistant Vice President, Commercial Lending with First Federal of Pittsburgh.

         WILLIAM T. PUZ - Mr. Puz joined the Bank in October 1990 as Credit and Collections officer and was promoted to Assistant Vice President in November 1992 and to Vice President in November 1998. From 1981 to 1990, Mr. Puz served in various positions with Vanguard Federal Savings Bank, Vandergrift, Pennsylvania, including Loan Service Counselor, Loan Officer and Assistant Vice President.

         NANCY KRULAC FAUST - Ms. Faust joined the Bank in November 1993 as Internal Auditor and Compliance Officer and was promoted to Assistant Vice President in July 1994 and to Vice President in November 1998. From 1985 to 1993, Ms. Faust served in various positions with Edwards Leap and Sauer, Certified Public Accountants, Pittsburgh, Pennsylvania, including Staff Accountant and Audit and Accounting Manager and from 1978 to 1985 served in the Accounting and Bank Operations departments at the Federal Home Loan Bank of Pittsburgh, Pittsburgh, Pennsylvania.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during fiscal 1999, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that all of the directors and officers did not timely file Form 4's with respect to stock options previously granted to such individuals.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company meets on an as needed basis. Each member of the Board of Directors of the Company also serves as a trustee of the Bank. During the year ended June 30, 1999, the Board of Directors of the Company met twelve times. No director attended fewer than 75% of the aggregate of the total number of Board meetings of the Company held during fiscal 1999 and the total number of meetings held by committees on which he or she served during the year. Directors of the Company did not receive any fees directly from the Company during fiscal 1999.

         The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Company between Board meetings except as otherwise provided in the Company's Bylaws. During fiscal 1999 the Executive Committee consisted of Messrs. Cessar, Maus, Haughton and Norris. The Executive Committee met once during the fiscal year ended June 30, 1999.

         The Audit Committee supervises the internal audit function, reviews with management and independent auditors the systems of internal controls and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. During fiscal 1999 the Audit Committee consisted of Messrs. Borland, Hamilton and Haughton. The Audit Committee met once in fiscal 1999.

         The entire Board of Directors acts as the Nominating Committee. The Nominating Committee recommends persons to serve as directors in order to fill vacancies on the Board which may occur and makes nominations for directors to be elected by the stockholders of the Company. The Nominating Committee met in August, 1999. Although the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders. If such stockholder nominations are properly made, ballots will be provided bearing the name of the stockholders' nominee or nominees at the Annual Meeting.

         The Personnel Committee establishes and monitors policies, practices and procedures relating to the compensation of, and incentive programs for, the Company's executive management and other employees. The Personnel Committee also reviews job performance of the Company's officers. During fiscal 1999 the Personnel Committee consisted of Messrs. Borland, Norris and Ms. Ganassi. The Personnel Committee met once during fiscal 1999.

         The Board of Trustees of the Bank meets regularly each month and may have additional special meetings. With the exception of Trustee Ganassi, during fiscal 1999 no director attended less than 75% of both the number of Board meetings and any meetings of committees thereof on which he or she served during the year. The Bank pays each trustee, other than Mr. Maus, $1,000 per month and the Chairman of the Board receives $1,300 per month. Trustees receive an additional $200 per month and the Chairman of the Board $300 for each regular monthly board meeting attended. The Board of Trustees of the Bank has established various standing committees of the Board, including Audit Committee, Personnel Committee and Executive Committee, which perform substantially similar duties as the comparable committees of the Board of Directors of the Company.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The performance of both the Company and the Bank are evaluated along with the contributions as related to the job performance of each member of senior management. Such evaluation is the basis for determining compensation and benefits afforded senior management. Economic conditions, similar financial services data and peer group comparison surveys provide additional information to assist in the compensation review process.

         Employment contracts between Laurel Capital Group, Inc., Laurel Savings Bank and two senior management executives were amended in February, 1999 to extend their term for an additional one-year period effective February 18, 1999.

         Net income for fiscal 1998 totaled $3.1 million while the combined assets of the Bank and the Company increased approximately 4.2%. As a result of this profitability and growth, the Personnel Committee increased the annual salary of Chief Executive Officer, Edwin R. Maus, by 8.0% and paid him a bonus approximately equal to 2.4 times his fiscal 1999 monthly salary.

         Submitted by the Personnel Committee: Arthur G. Borland, Annette D. Ganassi and J. Harold Norris.



PERFORMANCE GRAPH

         The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. The per share amounts have been adjusted to reflect the five-for-four stock splits on August 14, 1992, September 17, 1993 and November 15, 1994 and the three-for-two stock splits on September 15, 1995 and January 16, 1998. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


                                           LAUREL CAPITAL GROUP, INC. COMPARATIVE PERFORMANCE GRAPH

                                    1994         1995          1996          1997        1998         1999
                                    ----         ----          ----          ----        ----         ----

Laurel Capital Group, Inc....     $ 100.00     $ 127.56      $ 135.35     $ 198.69     $ 285.21     $ 233.70
Nasdaq Market Index..........       100.00       133.48        171.38       208.43       274.43       392.16
Nasdaq Banks Index...........       100.00       112.96        147.10       229.93       318.65       314.84
Book Value Per Share.........         7.38         8.45          9.29         9.83        10.73        11.29
Market Value Per Share.......         7.51         9.44          9.83        14.08        19.75       15.625

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE. The Summary Compensation Table below includes compensation information on the President and Chief Executive Officer and the other executive officer of the Company whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended June 30, 1999, 1998 and 1997.


         Name and Principal         Fiscal                                                           All Other
              Position               Year                  Annual Compensation                    Compensation(1)
         ------------------         ------         ---------------------------------------        ---------------
                                                                            Other Annual
                                                    Salary       Bonus     Compensation(2)
                                                    ------       -----     ---------------
      Edwin R. Maus                  1999          $149,000     $30,000           0                   $8,850
      President and Chief            1998           138,000      23,000           0                    8,050
        Executive Officer            1997           128,000      19,200           0                    7,360

      John A. Howard, Jr.
      Senior Vice President,         1999          $101,000     $20,000           0                   $6,050
        Chief Financial              1998            91,000      15,000           0                    5,300
        Officer, Secretary           1997            81,600      12,250           0                    4,693
        and Treasurer

---------------

(1) Includes employer matching contributions accrued pursuant to the Bank's defined contribution pension plan. See "-Pension Plan."

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended June 30, 1999 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.

STOCK OPTIONS

         The following table sets forth certain information concerning individual grants of stock options awarded to the named executive officer during the fiscal year ended June 30, 1999.

    ================================================================================================================
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                    Individual Grants                                       Price Appreciation
                                                                                          for Option Term (4)(5)
    ----------------------------------------------------------------------------------------------------------------
                                               % of Total
                                Options     Options Granted     Exercise   Expiration
              Name            Granted (1)   To Employees (2)    Price (3)     Date          5%             10%
    ----------------------------------------------------------------------------------------------------------------
    Edwin R. Maus                20,000          38.1%           $15.75     6/1/2009     $198,200       $502,000
    ----------------------------------------------------------------------------------------------------------------
    John A. Howard, Jr.          10,000          19.0             15.75     6/1/2009     $ 99,100       $251,000
    ================================================================================================================

     -----------------------

     (1) Options vest at the rate of 25% per year beginning June 1, 1999.

     (2) Percentage of options granted to all employees during the fiscal year ended June 30, 1999.

     (3) Based on the market price of a share of Common Stock at the time of the grant.

     (4) The estimated value shown was determined by application of the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Common Stock.

     (5) The estimated future value of the options is $9.91 and $25.10 based on an assumed annual rate of price appreciation of 5% and 10%, respectively. The estimated present value of the options is $3.27 and is based on historical experience. The assumptions used to calculate the option value are as follows:
Volatility of 0.209; a risk-free rate of interest of 6.01%; a dividend yield of 3.84%; a stock price at date of grant of $15.75 and an expected option life of 7 years.

         No stock options were exercised during fiscal 1999. The following table sets forth information with respect to the aggregate number of unexercised options at the end of the fiscal year and the value with respect thereto.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

    ================================================================================================================
                                 Shares
                              Acquired on    Value         Number of Unexercised           Value of Unexercised
              Name              Exercise    Realized        Options at Year End           Options at Year End(1)
                                                         -----------   -------------    -----------   -------------
                                                         Exercisable   Unexercisable    Exercisable   Unexercisable
    ================================================================================================================
    Edwin R. Maus                  --           --         69,660          17,450          $445,339     $(2,181)
    ----------------------------------------------------------------------------------------------------------------
    John A. Howard, Jr.            --           --         28,936           7,500          $168,166     $ (938)
    ================================================================================================================

     ---------------------------
    (1) Based on the closing price of the Common Stock of $15.625 at June 30, 1999.

EMPLOYMENT AGREEMENTS

         The Company and the Bank (collectively, the "Employers") have entered into employment agreements ("Agreements") with Edwin R. Maus and John A. Howard, Jr. The Employers have agreed to employ Mr. Maus for a term of three years in his current position as President and Chief Executive Officer at a minimum base salary of $149,000 per year. The Employers have agreed to employ Mr. Howard for a term of three years in his current position as Senior Vice President, Chief Financial Officer, Secretary and Treasurer at a minimum base salary of $101,000 per year. The Board of Directors of the Employers and the executives may mutually agree to extend the term of the Agreements for an additional one year as of each or any annual anniversary of the date of the Agreements by affirmatively approving an addendum to the Agreement at least 45 days prior to such anniversary date.

         The Agreements are terminable with or without cause by the Employers. The executives shall have no right to compensation or other benefits pursuant to the Agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that
(i) in the event that the executives terminate their employment because of failure of the Employer to comply with any material provision of the Agreements or (ii) the Agreements are terminated by the Employers other than for cause, disability, retirement or death or by the executives as a result of certain adverse actions which are taken with respect to the executive's employment following a Change in Control of the Company, as defined, the executive will be entitled to a cash severance amount equal to 2.99 times his base salary.

         Although the above-described Agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

PENSION PLAN

         The Bank has a defined contribution pension plan for qualifying employees of the Bank which allows such employees to make contributions ("Employee Contributions") as permitted by Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank makes annual contributions equal to 5% of an employee's annual compensation ("Employer Contributions"). Prior to October 1, 1993, Employer Contributions were 100% vested only after five years of service and subsequent to October 1, 1993, Employer Contributions become 20% vested after two years of service, 50% vested after three years, 75% vested after four years and 100% vested after five years. Employer Contributions also become fully vested upon normal retirement at age 65 or upon the death or permanent and complete disability of a participant while employed by the Bank. Employee Contributions, which may be either pre-tax contributions or after-tax contributions, are always fully vested and non-forfeitable.

INDEBTEDNESS OF MANAGEMENT

         The Bank offers to its directors, officers and employees first mortgage loans for the financing of their primary residences, second mortgage loans secured by the borrower's primary residence which may be used for any purpose, and consumer loans of all kinds. Any credit extended by the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. Loans previously made by the Bank to such persons remain in effect pursuant to their original terms. However, officers and directors of the Bank may receive loans pursuant to employee benefit programs, provided that the program is widely available to all employees of the Bank and does not give preference to such officers and directors over other employees. These loans were otherwise made in the normal course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, including, but not limited to, the payment of fees and requirements for collateral. Upon termination of employment, the interest rate on these loans is increased to the market rate that existed at the time the loan was made. It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. No director, executive officer or any member of their immediate families had preferential loans in excess of $60,000 during fiscal year 1999.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed KPMG LLP as independent auditors of the Company for the year ending June 30, 2000 and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or the Bank other than the usual relationship that exists between independent certified public accountants and clients. KPMG LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders, to be held in November 2000, must be received at the main office of the Company, 2724 Harts Run Road, Allison Park, Pennsylvania 15101, no later than June 11, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended June 30, 1999 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ("FORM 10-K") FOR THE YEAR ENDED JUNE 30, 1999 AND THE LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. EDWIN R. MAUS, PRESIDENT, LAUREL CAPITAL GROUP, INC., 2724 HARTS RUN ROAD, ALLISON PARK, PENNSYLVANIA 15101. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ John A. Howard, Jr.
                                      -----------------------------------
                                      John A. Howard, Jr.
October 8, 1999                       Secretary

                                REVOCABLE PROXY
                           LAUREL CAPITAL GROUP, INC.

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAUREL CAPITAL GROUP, INC. (THE "COMPANY") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 1999 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company,hereby appoints the Board of Directors or any successor thereto as proxies with full powers of substitution, and hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of common stock of the Company ("Common Stock") held of record by the undersigned on September 30, 1999 at the Annual Meeting of Stockholders to be held at the Holiday Inn-Allegeny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238 on Thursday, November 11, 1999 at 10:30 a.m., Eastern Time, or any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on this proxy card (the Board of Directors recommends that stockholders vote for proposals 1 and 2).




PLEASE BE SURE TO SIGN AND DATE         DATE:
 THIS PROXY IN THE BOX BELOW



Stockholder sign above                Co-holder (if any) sign above



                              For  Withhold  Except
1.  ELECTION OF DIRECTORS     [ ]     [ ]      [ ]

     Nominees for three-year term:

     Richard S. Hamilton     Edwin R. Maus     J. Harold Norris

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.


----------------------------------------------------------------------------
                              For   Against  Abstain
2. PROPOSAL to ratify the     [ ]     [ ]      [ ]
appointment of KPMG LLP as
the company's independent
auditors for fiscal 2000



3. In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other business as may properly come before the Annual Meeting.


          PLEASE CHECK BOX IF YOU PLAN       [ ]
          TO ATTEND THE MEETING


     Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted FOR the election of all of the nominees named in Proposal 1, FOR Proposal 2, and otherwise at the discretion of the proxies. this proxy may be revoked at any time prior to the time it is exercised at the Annual Meeting.


    Detach above card, sign, date and mail in postage paid envelope provided.

                           LAUREL CAPITAL GROUP, INC.

     The above signed hereby acknowledges receipt of a Notice of Annual Meeting of Laurel Capital Group, Inc. to be held on November 11, 1999 and any adjournment thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy card.
     Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a respective capacity, please give title. Only one signature is required in the case of a joint account

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY